Exhibit 10.18

Factory Building Lease Contract

Lessor: Kaohsiung Fuguo Garment Manufacturing Co., Ltd     (“Party A”)

Parties to the Contract:

Lessee: Philips Electronic Building Elements Industries (Taiwan) Ltd. (“Party B”)

The Parties hereby enter into this contract as follows with regard to the lease of factory building between them:

Article 1 Subject Matter of the Lease

Location of the factory building owned by Party A: 110 Inner Ring South Road, Nanzi Manufacturing and Export Zone, Kaohsiung City, the factory building at the first floor underground with an area of 953 square meters. The factory building will be lease out to Party B as its factory building with existing equipments. (See the equipment list for details.)

Article 2 Lease Term

The term of this lease contract is from April 1, 2004 to March 31, 2007. Upon expiration of the lease term, if Party A intends to continue to lease out the subject matter of the lease, Party B shall have the priority to the lease the same under equal conditions. The Parties shall consult with each other about the reletting two months prior to expiration of this contract.

Article 3 Rent and the Method of Payment

3.1 The rent will be 110,000 New Taiwan dollars per month (tax included).

3.2 The rent shall be paid monthly. The 1st day of each month will be the payment date. Party B shall remit the rent for the month to the bank account (Name of the Bank: China Commercial Bank, Nanzi Branch. Account Name: Kaohsiung Fuguo Garment Manufacturing Co., Ltd. Account Number: 003-20-000050) as designated by Party A before the payment day of each month. If the rent is not remitted to the bank account within three days before the payment date, the rent for the month shall be deemed not paid. After receiving the rent for each month, Party A shall open uniform invoices based on the fact and deliver them to Party B.

Article 4 Deposit

4.1 To ensure the observance and performance of each term of this contract, Party B shall pay Party A the deposit of 400,000 New Taiwan dollars by a demand check at the time of the execution of this contract. Upon expiration of this contract, Party A shall refund the deposit without interest on a lump-sum basis after Party B retreats from and returns the subject matter of the lease as well as performs the provisions of Article 5, 7, 8 and hereof.

4.2 Except as specified in Article 9.1 and 10.1 hereof, the deposit shall not be used for setting off the rent and shall not be transferred as a claim, and pledge or mortgage shall not be set on the deposit, provided that Part A will forfeit all the above deposit as the liquidated damages and Party B shall not raise any objection if Party A is obliged to return the subject matter of the lease pursuant to the contract but fails to return the same after the time for returning the same.

Article 5 Assumption of the Expenses

5.1 The house tax and rent of land of the subject matter of this contract during the lease term shall be assumed by Party A.

5.2 The water and electricity expenses and the tax payable on business operation of Party B shall be assumed by Party B.

5.3 If Party B does not relet the subject matter or terminates the lease contract upon expiration of the lease term, Party B shall restitute the original state of the subject matter of the lease.

5.4 Anything left by Party B within the subject matter of the lease after Party retreats from the subject matter shall be deemed as abandoned thing. Party A shall dispose of such thing at its discretion, and Party B shall not raise any objection and shall assume the expenses arising from such disposal.

5.5 Except for the sales tax on the rent, the sales tax on above various other expenses to be assumed by Party B shall be assumed by Party B.

Article 6 Stipulations about the Use

6.1 Party B shall not sublease out, transfer or otherwise provide the whole or part of the subject matter of the lease for use by persons other than the related enterprises of Party B during the lease term.

6.2 The subject matter of this lease will only be used as legal factory building. Party B shall not use the subject matter for other purpose, shall not illegally use it, and shall not use it for storing dangerous goods or manufacturing or carrying other articles which are sufficient to cause public danger.

Article 7 Rights and Obligations

7.1 Party A warrants that the ownership of the subject matter of this contract will be clear during the lease term. In the event of any dispute about the ownership, Party A shall be responsible for removing the same and Party B’s interest of lease shall not be affected, otherwise, Party A shall refund any amount received by it from Party B and compensate Party B for all its losses.

7.2 If the ownership of the subject matter of the lease changes on account of sale, transfer, succession or any other cause during the period hereof, Party A shall cause its buyer, assignee, successor or any other related party to be bound by this contract until the expiration of this contract and shall notify Party B in writing of the relevant change.

7.3 Party B shall perform its obligations as a good administrator; maintain the subject matter of the lease and return the subject matter to Party A in its original state upon expiration of the contract.

7.4 Party B shall permit Party A or its agent to enter into the subject matter of the lease for inspection or examination and repair when necessary provided that Party A shall notify Party B in advance.

7.5 Except that the damage to or natural losses of the whole or part of the subject matter of the lease and the provided equipments caused by natural calamity or other force majeure factors shall be repaired by Party A, the damage to the subject matter hereof caused by reasons attributable to Party B within the lease term shall be repaired by Party B.

7.6 If Party B needs changing or decorating the subject matter of the lease, the main body structure of the building shall not be damaged. Party B shall return the subject matter of the lease in its original state.

7.7 The insurance of the subject matter hereof within the lease term shall be purchased by Party A.

Article 8 Liability for Damage

8.1 Party B shall properly manage and use the subject matter of the lease. If the subject matter of the lease is damaged or lost for the negligence on the part of Party B or its related party, Party B shall be liable for damages or repair.

8.2 If the subject matter of the lease, the properties of Party A or any third party are damaged or lost for the negligence on the part of Party B or its related party, Party B shall be solely liable for damages.

Article 9 Liability for Breach of Contract

9.1 During the lease term, in the event Party B is involved in such circumstances as breaching the provisions of this contract or default of the expenses payable or the rent for more than two periods, and still does not make performance or correction within ten days after notified and urged in writing by Party A, Party A may terminate the contract and set off the unpaid expenses and rents from the deposit, and Party B shall timely return the subject matter of the lease.

9.2 If Party B has the liability for damages or repair according to Article 8 but still does not pay the damages or conduct the repair within thirty days after notified and urged in writing by Party A, Party A may engage other party to make the repair, and Party B shall immediately pay the expenses incurred from the repair to Party A.

9.3 Party B shall not cancel the lease before expiration of the lease term; otherwise, it shall be deemed that Party B breaches this contract the undue rent already paid by Party B and the deposit will be forfeited by Party A.

9.4 Party A shall not terminate the lease unless Party B breaches the above provisions, otherwise, Party A shall compensate Party B for its loss caused by the termination of the lease.

Article 10 Other Stipulations

10.1 Party B shall pay off the relevant expenses payable by it upon expiration of the lease term; otherwise Party A may deduct the unpaid expenses from the deposit as paid by Party B.

10.2 If Party B does not return the subject matter upon expiration of the lease term or the termination of the lease by Party A according to Article 9, Party B shall pay Party A the daily liquidated damages calculated in proportion to the rent hereunder from the day following expiration of the lease term or the termination of the contract till the day Party B returns the subject matter of the lease, and shall compensate Party A for all its losses.

10.3 Party B shall not continue using the subject matter upon expiration of the lease term and before entering into new lease contract or claim the lease relation and continue using the subject matter on the basis of the payment by it of the rent. Even if Party B continues using the subject matter upon expiration of the lease term, the deemed lease without a fixed term in Article 451 of the Civil Law shall not apply.

10.4 If the contract is not renewed upon expiration of the lease term or Party A terminates the contract according to Article 9, Party B shall empty out and return the subject matter to Party A within ten days from expiration of the lease term or the date of the termination of the contract. The articles left by Party B shall be disposed by Party A as abandoned things at its discretion. Party B shall promptly retreat from the subject matter, otherwise, Party B shall not request Party A to refund the deposit.

Article 11 General

11.1 The number of days as described herein refers to working days and will be postponed accordingly in the event of any holiday (including Saturday).

11.2 The mailing addresses of Party A and Party B shall be those contained herein. In the event of any change, the changing Party must timely notify the other Party in writing by registered mail, otherwise, if any communication to the changing Party can not be serviced or is rejected or returned, the date of service shall be the date of the first mailing at the post office.

11.3 This contract and its annexes constitute the entire agreement between Party A and Party B and supersede all previous relevant oral or written communication, expression of intention or agreement between the Parties. Any provision not contained in this contract and its annexes shall not bind either Party hereto. The annexes have equal legal effect with this contract provided that this contract shall prevail in the event of any conflict between the annexes and this contract.

11.4 The headings of each Article or item hereof are used only for the convenience of reference and shall not interpret, restrict or affect the meaning of each such Article or item.

11.5 In the event part of the provisions hereof become invalid but do not affect the validity of other provisions, other provisions shall remain in full force.

11.6 If Party A grants Party B a preference or waives a right as a makeshift, it shall not be certainly deemed that Party A subsequently will make the same granting or waiver.

11.7 The Parties agree that Kaohsiung Local Court will be the court of first instance for any dispute between the Parties arising from this contract if litigation is necessary. The applicable law shall be laws of Taiwan Province.

11.8 This contract is made in duplicate, and Party A and Party B each holds one. The stamp tax shall be borne respectively by each Party.

The Parties to this Contract:

Party A (Lessor): Kaohsiung Fuguo Garment Manufacturing Co., Ltd

Responsible Person: Xu Xuming

Uniform Number: 89004063

Address: 110 Inner Ring South Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

Telephone: (07)3611989

Party B (Lessee): Philips Electronic Building Elements Industries (Taiwan) Ltd

Responsible Person: Fan Oushi

Uniform Number: 89002500

Address: 10 Jingwu Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

Telephone: (07)3612511

April 1, 2004